OTCBB : HGRD

Safe Harbor Statement This presentation, both written and verbal, contains certain "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. In particular, statements regarding planned growth in Health Grades' business, anticipated web traffic, and addition to current data are forward-looking statements. These statements, as well as the phrases "anticipate", "well-placed", "believe", "estimate", "expect", "consider" and similar expressions, are generally intended to identify forward-looking statements. Such forward- looking statements involve known and unknown risks, uncertainties and other risk factors that could cause the actual results, performance or achievements of Health Grades, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to the documents that Health Grades has filed with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended, including Health Grades' most recent annual report on 10-K, for a discussion of these and other risk factors. All forward-looking statements in this presentation are based on information available to Health Grades as of the date hereof. All written or oral forward-looking statements attributable to Health Grades or any person acting on behalf of Health Grades are expressly qualified in their entirety by the foregoing. Health Grades does not undertake any obligation to update or revise any forward-looking statement contained herein to reflect any change in Health Grades' expectation with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

HealthGrades Provides Valuable Information February 9, 2005 "You can get that information from HealthGrades. It's an excellent service... HealthGrades has a section for doctors, nursing homes and hospitals." Dr. David Katz, Yale University School of Medicine, interviewed by Matt Lauer

Presentation Outline Company overview Industry drivers Description of company product offerings Sample client listing Current strategic partnerships 3-yr financial highlights Company management and board of directors New product offerings (and coming soon)

Our Business: Help hospitals to improve and market quality Help employers/payers guide employees to the highest quality care Provide quality information on health care providers directly to consumers A new media company for informing and improving healthcare decisions

Company Vision Unlike other major industries, healthcare suffers from the absence of reliable information about quality, cost, and provider availability - even as healthcare spending represents 15% of GDP and continues to grow. PROBLEM: HealthGrades is emerging as the leading new media company in the healthcare industry. We develop and market healthcare information products that connect consumers with the right hospital, doctor, health plan, drug and medical device, at the right time.......... .. . . Ultimately, HealthGrades' goal is to be the definitive healthcare rating source. SOLUTION:

Competitive Advantages Visibility of brand Ease of use Quantity and quality of physician data Scope of information (public & private) Breadth of distribution (Internet & intranet) Transparency of methodologies Speed to market with emerging public quality measures

Company History Headquartered in Lakewood, Colorado Incorporated in December 1995 as "Specialty Care Network," engaged in the management of orthopaedic physician practices IPO in February 1997 Beginning in 1998, began focusing on our current ratings and advisory business Company name changed to Health Grades, Inc. in November 2000 Traded on OTCBB under ticker symbol HGRD

Quality Measurement Pyramid

HealthGrades Hospital Ratings and Physician Quality Information We provide risk-adjusted ratings based upon clinical outcomes on over 5,000 hospitals. Institutional Ratings Clinical Excellence - Recognizes exceptional quality outcomes over a broad range of specialties/procedures. Patient Safety - Recognizes exceptional experience regarding the number and type of patient safety incidents within a hospital. Specialty/Program Ratings Cardiac, Orthopedics, Pulmonary, Vascular, Stroke, Obstetrics Women's Health, Gastrointestinal and Critical Care. We provide actionable quality information on over 620,000 physicians. Quality Reports Includes board certification, specialty areas, state and federal sanctions and many other items. We procure our data from over 75 public and private data sources.

Industry Drivers Hospital Quality Issues Modern Physician - Study released by American Nurses Association: 40% of nurses say they wouldn't feel comfortable having a family member cared for in their hospital. HealthGrades Patient Safety in American Hospitals Study(tm) - Almost 200,000 deaths per year in the U.S. due to medical errors. Cost of Poor Quality Growth in hospital spending accounted for the largest portion of the overall increase in healthcare spending (51 percent) for the second straight year. According to a recent study by the Midwest Business Group on Health, poor quality costs employers an average of $1,900 per employee per year. Patient safety incidents in hospitals account for $6 billion per year in extra costs. Demand for Information to Make Informed Healthcare Decisions J.D. Power and Associates: 79% of consumers probably will or definitely will take into account a hospital's success rates as measured by an independent source. 40% of elective admissions considered the hospital's quality rating (awards, honors, or recognition for top quality) when making their hospital choice. One of three patients in need of hospitalization and exposed to hospital report cards changed their decision on where to get treatment (Harris Poll).

Product Offerings - Current

Sphere of Influence

More than 10 million beneficiaries in more than 110 Fortune 1000 companies utilize HealthGrades' hospital quality tools, including more than 50 of the Fortune 500 Select Employers Using HealthGrades Ratings Just some of our clients...

Select Hospital, Payer, Insurance and Other Clients

HealthGrades Strategic Partnerships Quality Excellence Program(tm) combines 3M's coding expertise and process improvement services with our clinical quality improvement services Provides additional distribution of our Quality Assessment and Improvement services Premier benefits consulting firm utilized as distribution partner for our Quality Ratings Suite Provides leverage in reaching Fortune 500 companies Distinguished Hospital Award Program developed in conjunction with J.D. Power and Associates Hospital Clinical Excellence recognized with our award and Patient Satisfaction recognized with J.D. Power and Associates' award Provides us with certain physician data that we combine with our provider ratings and other physician profile information to include in our Quality Ratings Suite Ingenix markets our Quality Ratings Suite to managed care organizations, payers, employers and benefits consulting firms through their sales and marketing teams The Leapfrog Group is a consortium of more than 90 Fortune 500 companies and other large private and public healthcare purchasers that began a national effort in November 2000 to reward hospitals for advances in patient safety We report the findings of the Leapfrog Group's hospital patient-safety survey information on our website and through our Quality Ratings Suite

AGE 65 - 69 1st Qtr 03 433040 2nd Qtr 03 777753 3rd qtr 03 1278473 4th Qtr 03 1820747 1st Qtr 04 2660420 2nd Qtr 04 2894638 3rd Qtr 04 3170599 4th Qtr 04 3598373 HealthGrades Web Site Total Users 80% 80% 64% 42% 46% 9% 10% 13% % Increase Over Prior Quarter

Historical Revenue Growth and Cash Flows (1) 2002 excludes a $1.0 million tax refund received as a result of the Job Creation and Worker Assistance Act of 2002. (1)

Y-T-D Comparative Income Statements Year Ended December 31, 2004

Investment Highlights Generated positive cash flow from operations in 2002, 2003, and in 2004 Achieved fourteen consecutive quarters of revenue growth Announced first quarter of operational profit from our ratings and advisory business for the three months ended March 2004 Secured "Best of Breed" strategic partnerships with J.D. Power and Associates(tm), 3M, Hewitt Associates(tm) and Ingenix(tm)

Current Shares Outstanding and Ownership Structure Shares Outstanding Basic Shares Outstanding - 25.0M Full Diluted Shares Outstanding - 33.0M Ownership Structure* Essex Woodlands Health Ventures - 34% Company Management and Board of Directors - 15% Public Float - 51% *Direct holdings

Company Management - Operations

Kerry Hicks - Chairman and CEO

Has served as Chairman and CEO of Health Grades, Inc. since 1999. For HealthGrades, Hicks is responsible for setting the strategic direction and overseeing all areas of the company. Hicks' leadership has turned HealthGrades into the leading destination for consumers seeking information on doctors, hospitals and nursing homes. More than two million people each month visit HealthGrades.com, more than 110 major corporations such as Best Buy and Honeywell provide HealthGrades' information to their employees, and more than 225 hospitals are advised by HealthGrades on maintaining or raising their quality of care. All together, HealthGrades' information on health care quality reaches tens of millions of people each year.

Hicks built HealthGrades – now one of the largest public companies in Colorado – out of a predecessor company, Specialty Care Network, at which he served as President and CEO from 1995 to 1999. From 1985 to 1995 he served as Senior Vice President of LBA Healthcare Management (LBA).

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HEALTHGRADES

© Copyright 1998-2004 Health Grades, Inc. All Rights Reserved. May not be reprinted or reproduced without permission from Health Grades, Inc.

Company Management - Operations J.D. Kleinke - Vice Chairman Has served as one of our directors since April 2002 and as Vice Chairman since January 2005. Mr. Kleinke has served as President and Chief Executive Officer for HSN, a privately held health information technology development company, since April 1998. From May 1992 to February 1998, Mr. Kleinke served in various capacities for HCIA, Inc., a healthcare information company that provides information products and services to healthcare systems, managed care organizations and pharmaceutical companies. Allen Dodge - Senior VP - Finance/CFO Has served as Senior VP - Finance/CFO since May 2001. Began employment with the company in September 1997. From 1994 to 1997, held various positions with Ernst & Young LLP. Is a Certified Public Accountant.

Company Management - Business Development Dave Hicks - Executive VP - Information Technology Has served as our Executive VP - Information Technology since November 1999. From 1996 to 1999, held various positions within the company. Sarah Loughran - Executive VP - Provider Services Has served us in several capacities since 1998, including Executive Vice President - Provider Services since July 2004, and as our Senior Vice President - Provider Services from December 2001 to June 2004. From 1996 to 1997, Assistant VP for Product Development for HCIA. Senior Consultant at LBA Healthcare Management. John Morrow - Senior VP - Strategic Development Joined us in 2003. Previously a Senior VP and Publisher of Solucient LLC, and held various positions with Solucient's predecessor company, HCIA. Peter Fatianow - Senior VP - Corporate Services Served in several capacities since inception. From July 1994 to February 1996, worked as an Associate Vice President in Healthcare Corporate Finance with Morgan Keegan & Company, Inc.

Board Members Peter H. Cheesbrough Has served as one of our directors since December 1996. Since December 3, 2002, Mr. Cheesbrough has served as Chief Financial Officer of Navigant Biotechnologies, a wholly-owned subsidiary of Gambro, Inc. Navigant Biotechnologies is engaged in the development of a process for the elimination of pathogens from blood used for transfusions. John Quattrone Has served as one of our directors since November 2000. Mr. Quattrone has served as General Director of Human Resources for General Motors North America Automotive Operations since 1995. J.D. Kleinke Has served as one of our directors since April 2002 and as Vice Chairman since January 2005. Mr. Kleinke has served as President and Chief Executive Officer for HSN, a privately held health information technology development company, since April 1998. From May 1992 to February 1998, Mr. Kleinke served in various capacities for HCIA, Inc., a healthcare information company that provides information products and services to healthcare systems, managed care organizations and pharmaceutical companies. Leslie S. Matthews, M.D. Has served as one of our directors since December 1996. Since October 1994, Dr. Matthews has been an orthopaedic surgeon at Greater Chesapeake Orthopaedic Associates, LLC, and since 1990, he has been the Chief of Orthopaedic Surgery at Union Memorial Hospital.

Product Offerings - New and Coming Soon

Healthcare Providers

- DOC2 ™ is a physician-to-physician program designed to educate and motivate physicians to document and code accurately.
- 3M partnership - Marketing our QAI programs through a Quality Excellence Program with 3M. This program will combine our QAI services with 3M's coding expertise and process improvement services.
- Patient Safety Award™ is a hospital designation that identifies the safest hospitals in the United States. The HealthGrades model was developed by adapting the government sponsored Agency for Healthcare Research and Quality (AHRQ) methodology.
- Developing ratings on additional cohorts and service lines.

Healthcare Consumers

- Greatly expanding the number of procedures and diagnoses we rate by incorporating 3M's All Patient Refined Diagnosis Related Group™ (APR-DRG) software.
- Adding patient-experience surveys to our current physician profiles.

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HEALTHGRADES

© Copyright 1998-2004 Health Grades, Inc. All Rights Reserved. May not be reprinted or reproduced without permission from Health Grades, Inc.

OTCBB : HGRD